EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350,

CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), the undersigned, Robert J. Benkowski, Chief Executive Officer and Principal Financial Officer of MicroMed Cardiovascular, Inc. (the “Company”), hereby certifies that, to his knowledge:

(1) the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2007

By:	/s/ Robert J. Benkowski
Robert J. Benkowski
Chief Executive Officer and Principal Financial Officer